UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2008

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 871-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers

On May 15, 2008, as permitted by the terms of the Employment Agreement, dated as of July 17, 2007 (the “Employment Agreement”), by and between Duff & Phelps, LLC and Edward S. Forman, Executive Vice President, General Counsel and Secretary of Duff & Phelps Corporation (the “Company”), the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board, increased Mr. Forman’s base salary to $350,000, effective as of June 1, 2008. For purposes of calculating the “Annual Bonus” (as defined in the Employment Agreement) for the 2008 calendar year, Mr. Forman’s “Annual Salary” (as defined in the Employment Agreement) for 2008 shall be $329,167, the actual amount of base salary to be received by Mr. Forman during 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Jacob Silverman
Name: Jacob Silverman
Title: Executive Vice President and Chief Financial Officer

Dated: May 20, 2008